UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2015

Date of Report (Date of earliest event reported)

Vapor Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-51159	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 SW 47TH AVENUE Suite 415 Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 792-8450

Registrant’s telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

SECTION 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION

On May 7, 2015, the Board of Directors of Vapor Group Inc., a Florida corporation (the "Company" or the “Registrant”), with the approval of a majority of votes of its shareholders, approved an amendment changing Article IV, “Capital Stock”, of the Company’s Articles of Incorporation (the “Amendment”), wherein the total number of authorized shares of common stock of the Registrant shall be increased from four billion, five hundred million (4,500,000,000) shares to eight billion (8,000,000,000) shares. An increase of three billion, five hundred million (3,500,000,000) shares of common stock.

The Amendment was submitted to the Florida Secretary of State and was declared effective on May 11, 2015, the date of filing of the file-stamped copy by the State of Florida.

As previously reported in the Consolidated Financial Statements and Notes to the Consolidated Financial Statements of the Registrant filed on Form 10-K for the twelve months ended December 31, 2014 and filed with the SEC on March 31, 2015 (the “Filing”), the Registrant had aggregate “convertible notes payable” in aggregate amount of $3,153,792 (the “Aggregate Convertible Notes Payable”) as of December 31, 2014.

Since the Filings, several holders of said convertible promissory notes (the “Notes” or individually, a “Note”) have continued to exercise their right to convert all or a portion of their Note(s), in accordance with Federal and State law and regulation, into free-trading shares of common stock of the Registrant pursuant to the exemption from registration under Rule 144 of the Securities Act of 1933, as amended and per the terms of each holder’s respective Note. (Collectively, the “Conversions”)

Also, as previously reported on Form 8-K filed with the SEC on February 4, 2015 by the Registrant, included in the documentation related to each Note is frequently the requirement that the Registrant authorize its transfer agent to reserve a quantity of shares of common stock in advance of any conversion of debt to shares of common stock in the event that the Note holder decides to convert all or any part of the outstanding balance of their respective Note (each a “Reserve”). Such Reserves are often variable such that downward changes in the market price of the Registrant’s common stock triggers an increase in the quantity of shares required to be reserved by the Note holder. Moreover, such Notes allow the Note holder to convert all or a portion of the outstanding balance of each Note, in accordance with Federal and State law and regulation, without the approval of the Registrant, meaning that such conversions of debt into free trading shares of common stock of the Registrant are outside of the Registrant’s control.

As a result of the continuing low market price of the Registrant’s common stock and the Conversions, several Note holders have repeatedly required increases in their Reserves equivalent to many times the total possible number of shares that could be issued from their conversions greatly inflating, and escalating, the total number of shares required to be set aside by the Company as Reserves. Such increases have again eroded the number of authorized shares of common stock in the Registrant’s treasury resulting in an inadequate remaining amount of shares available for general business purposes. Therefore to maintain an adequate quantity of common stock in its treasury for future uses, the Registrant has had to again increase the number of shares of its authorized common stock.

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SECTION 8 – OTHER EVENTS

None.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits:

Ex. No.	Date	Document

5.03	May 11, 2015	Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vapor Group, Inc.
Date: May 21, 2015
	By:	/s/ Dror Svorai
Dror Svorai
Chief Executive Officer

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